UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2007

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01               Entry Into a Material Definitive Agreement

As previously disclosed, effective May 1, 1999, Senesco Technologies, Inc. (the “Company”) entered into a consulting agreement for research and development (the “Consulting Agreement”) with John Thompson, Ph. D.  On each of July 1, 2001 and July 1, 2004, the Company and Dr. Thompson renewed the Consulting Agreement for an additional three-year term, as provided for under the terms and conditions of the Consulting Agreement.  The Consulting Agreement provided for monthly payments of $3,000 through June 2004.  However, effective January 1, 2003, 2006, and 2007 the Consulting Agreement was amended to increase the monthly payments from $3,000 to $5,000, from $5,000 to $5,200,and from $5,200 to 5,417, respectively.

On June 29, 2007, the Board of Directors (the “Board”) approved a renewal to the Consulting Agreement for an additional two year term.  Accordingly, the effectiveness of the Consulting Agreement was extended until June 30, 2009.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As disclosed above, the Board approved a renewal to the Consulting Agreement for an additional two year term for John Thompson, Ph.D, Executive Vice President and Chief Scientific Officer of the Company.  Except for the foregoing extension to the Consulting Agreement, no other changes were made to the Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: July 3, 2007	By:	/s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer